Exhibit 99.1

Cardlytics Appoints Alex Mishurov to its Board of Directors

ATLANTA, GA – September 19, 2023 – Cardlytics, Inc. (NASDAQ: CDLX), an advertising platform in banks’ digital channels, is excited to announce the appointment of Alex Mishurov as an independent member of its Board of Directors. Mishurov will serve on the Board’s Compensation Committee, Nominating and Corporate Governance Committee and Transaction Committee. In connection with Mishurov’s appointment, Cardlytics entered into a cooperation agreement with CAS Investment Partners, a 14.4% stockholder of the Company.
“Alex's global background and long-term focus will make him an excellent contributor to our Board of Directors,” said Cardlytics CEO Karim Temsamani. “He is a strategic thinker with a proven track record in the financial industry, and we are confident that his insights will support us on our path to continued growth and product innovation.”
Through his role at KPS Global Asset Management, Mishurov is also a long-time investor in Cardlytics. “I commend Cardlytics for bringing a fresh and important point of view to its Board of Directors, particularly that of a long-time and meaningful stockholder,” said CAS Investments Partners founder and portfolio manager Clifford Sosin. “I can attest to Alex’s strong business acumen and I am confident he will be an excellent representative for stockholders in the Boardroom. His financial and strategic insights will be highly beneficial to the Company, which I believe is well-positioned to drive significant stockholder value. The new leadership team’s product-led strategy is moving the business in the right direction, and I am excited to see Cardlytics begin to fulfill its vast potential.”
Mishurov is the Chief Executive Officer and Chief Investment Officer of KPS Global Asset Management, a globally recognized alternative investment firm with a focus on technology, e-commerce, and robotics. Before KPS Global Asset Management, Mishurov held positions at Tremblant Capital Group, The Blackstone Group and Salomon Smith Barney, all in New York City.
Born in Minsk, Belarus, Mishurov obtained his undergraduate degree from the University of Colorado Boulder in 1998 and obtained his MBA from Harvard Business School in 2004. He currently resides in London, England.
The cooperation agreement includes customary standstill, voting and other provisions. A copy of the cooperation agreement will be filed with the SEC on Form 8-K.
About Cardlytics
Cardlytics (NASDAQ: CDLX) is a digital advertising platform. We partner with financial institutions to run their banking rewards programs that promote customer loyalty and deepen banking relationships. In turn, we have a secure view into where and when consumers are spending their money. We use these insights to help marketers identify, reach, and influence likely buyers at scale, as well as measure the true sales impact of marketing campaigns. Headquartered in Atlanta, Cardlytics has offices in Palo Alto, New York, Los Angeles, and London. Learn more at www.cardlytics.com.

Exhibit 99.1
Cautionary Language Concerning Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to forward-looking statements related to the benefits of Mishurov’s appointment to the Board of Directors and Cardlytics’ future growth, product innovation and ability to drive stockholder value. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," or variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control.
Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to the risks detailed in the “Risk Factors” section of our Form 10-Q filed with the Securities and Exchange Commission on August 1, 2023 and in subsequent periodic reports that we file with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results.
The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Contacts:
Public Relations:
Robert Robinson
pr@cardlytics.com

Investor Relations:
Robert Robinson
ir@cardlytics.com